CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated March 10, 2004 on the financial statements and financial highlights of Jacobs and Company Mutual Fund, a series of Advisors  Series Trust. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
May 24, 2004